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EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT AUDITOR



                     CONSENT OF MICHAEL C. FINKELSTEIN, CPA.
                             Morganville, New Jersey



I consent to the incorporation by reference in the registration statement of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form S-8 of my report dated April 17, 2002, on my audit of the consolidated financial statements of the Company as of December 31, 2001, and for each of the years in the two year period ended December 31, 2001, which report is included in the Company's Annual Report on Form 10-KSB. My opinion does not extend to any period or event occurring subsequent to December 31, 2001.



/s/ MICHAEL C. FINKELSTEIN, CPA.
Morganville, New Jersey

November 18, 2003



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